Exhibit 10.5

Execution Page

The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) has signified its acceptance, on: June 16, 2005

Name of Employer:	Hollywood Media Corp.
Employer’s EIN:	65-0385686
Signed:	/s/ MITCHELL RUBENSTEIN
[Name/Title]	Mitchell Rubenstein, Chief Executive Officer

Name(s) of Trustee:
Nicholas G. Hall

Trust EIN Optional):

Signed:	/s/ NICHOLAS HALL
[Name/Title]	Nicholas Hall

Name of Custodian (Optional):

Signed:	/s/ NICHOLAS HALL
[Name/Title	Nicholas Hall
]

31. Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is:001.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer’s Plan. The Employer only may use this Adoption Agreement in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.

Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Section(s) 1.30 effective January 1, 2005  , by substitute Adoption Agreement page number(s) 3  .

Reliance on Sponsor Advisory Letter. The volume submitter practitioner has obtained from the IRS an advisory letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the advisory letter, Code §401. An adopting Employer may rely on the volume submitter practitioner’s IRS advisory letter only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the Internal Revenue Service.

☐

(d)

Elapsed Time Method. In lieu of crediting Hours of Service, the Elapsed Time Method applies for purposes of crediting Service for: (Choose one or more of (1), (2) or (3) as applicable)

☐

(1)

Eligibility under Article II.

☐

(2)

Vesting under Article V.

☐

(3)

Contribution allocations under Article III.

8.

PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service the Plan must credit by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan service with the following predecessor employer(s):Studio Systems, Inc.

[Note: The Plan Administrator may not credit more than five years of service immediately preceding the Plan Year in which the service credit first becomes effective. If the Plan does not credit any additional predecessor service under this Section 1.30, insert “N/A” in the blank line. The Employer also may elect to credit predecessor service with specified Participating Employers only. See the Participation Agreement.] Service with the designated predecessor employer(s) applies: (Choose one or more of (a) through (d) as applicable)

☒

(a)

Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

☐

(b)

Vesting. For vesting under Article V.

☒

(c)

Contribution allocation. For contribution allocations under Article III.

☐

(d)

Exceptions. Except for the following Service:

.

ARTICLE II

ELIGIBILITY REQUIREMENTS

9.

ELIGIBILITY (2.01).

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose one or more of (a) through (e) as applicable) [Note: If the Employer does not elect (c), the Employer’s elections under (a) and (b) apply to all types of contributions. The Employer as to deferral contributions may not elect (b)(2) and may not elect more than 12 months in (b)(4) and (b)(5).]

☒

(a)

Age. Attainment of age    18    (not to exceed age 21).

☒

(b)

Service. Service requirement. (Choose one of (1) through (5))

☐

(1) One Year of Service.

☐

(2) Two Years of Service, without an intervening Break in Service. See Plan Section 2.03(A).

☐

(3) One Hour of Service (immediate completion of Service requirement). The Employee satisfies the Service requirement on his/her Employment Commencement Date.

☒

(4) 6 months (not exceeding 24).

☐

(5) An Employee must complete Hours of Service within the time period following the Employee’s Employment Commencement Date. If an Employee does not complete the stated Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement. [Note: The number of hours may not exceed 1,000 and the time period may not exceed 24 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert “N/A” in the second blank line.]

☐ (c)

Alternative 401(k)/401(m) eligibility conditions. In lieu of the elections in (a) and (b), the Employer elects the following eligibility conditions for the following types of contributions: (Choose (1) or (2) or both if the Employer wishes to impose less restrictive eligibility conditions for deferral/Employee contributions or for matching contributions)

(1)

☐

Deferral/Employee contributions: (Choose one of a. through d. Choose e. if applicable)

a.

☐

One Year of Service

b.

☐

One Hour of Service (immediate completion of Service requirement)

3